Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in each Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the combined Statement of Additional Information in Post-Effective Amendment Number 13 to the Registration Statement (Form N-1A, No. 333-102943) of Munder Series Trust, and to the incorporation by reference of our reports dated August 12, 2005 on Munder Balanced Fund, Munder Bond Fund, Munder Cash Investment Fund, Munder Future Technology Fund (subsequently changed to Munder Technology Fund), Munder Index 500 Fund, Munder Intermediate Bond Fund, Munder International Bond Fund, Munder International Equity Fund, Munder Large-Cap Value Fund, Munder Michigan Tax-Free Bond Fund, Munder Micro-Cap Equity Fund, Munder Mid-Cap Core Growth Fund, Munder Large-Cap Core Growth Fund, Munder Internet Fund, Munder Power Plus Fund, Munder Real Estate Equity Investment Fund, Munder Small-Cap Value Fund, Munder Tax-Free Money Market Fund, and Munder Tax-Free Short & Intermediate Bond Fund (the portfolios constituting Munder Series Trust) included in the Annual Reports to Shareholders for the fiscal year ended June 30, 2005.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

October 26, 2005